Exhibit 17(c)

Amendment to Transfer Agency and Service Agreement

This Amendment (“Amendment”), effective as of January 31, 2008 (“Effective Date”), is to the Transfer Agency and Service Agreement (the “Agreement”) dated December 1, 2006, by and among Computershare Inc., formerly known as Computershare Shareholder Services, Inc., and its fully owned subsidiary Computershare Trust Company, N. A. (collectively, “Transfer Agent”) and each of the BlackRock Closed-End Investment Companies listed on Exhibit C attached to the Agreement (each, a “Customer”).

WHEREAS, each Customer and the Transfer Agent are parties to the Agreement; and

WHEREAS, each Customer and the Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. BlackRock Defined Opportunity Credit Trust is hereby added as a party to the Agreement.

2. In order that it may become a party to the Agreement, including, without limitation, any and all schedules and exhibits thereto, BlackRock Defined Opportunity Credit Trust agrees and binds itself to the terms and conditions thereof and acknowledges that by its execution and delivery of this Amendment it shall assume all of the obligations and shall be entitled to all of the rights, duties and obligations of a Customer (as such term is defined in the Agreement), as if it were an original party thereto.

3. Exhibit C is hereby deleted in its entirety and replaced with the new Exhibit C, which reflects the addition of BlackRock Defined Opportunity Credit Trust as a party to the Agreement.

4. Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

BLACKROCK DEFINED OPPORTUNITY CREDIT TRUST

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer
Date:	January 31,2008

ON BEHALF OF EACH OF THE BLACKROCK CLOSED-END INVESTMENT COMPANIES LISTED ON EXHIBIT C ATTACHED TO THE AGREEMENT

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer
Date:	January 31. 2008

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N.A.

On behalf of both entities

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Managing Director
Date:	January 31, 2008

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

BLACKROCK DEFINED OPPORTUNITY CREDIT TRUST

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer
Date:	January 31,2008

ON BEHALF OF EACH OF THE BLACKROCK CLOSED-END INVESTMENT

COMPANIES LISTED ON EXHIBIT C ATTACHED TO THE AGREEMENT

By :	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer
Date:	January 31, 2008

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N.A.

On behalf of both entities

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Managing Director
Date:	January 31,2008

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